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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PARK `N VIEW, INC.

         The undersigned, being the duly elected and acting President of Park `N View, Inc., a corporation duly organized under the laws of the State of Delaware on September 18, 1995, does hereby certify that this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of Park `N View, Inc. in accordance with Section 245 and Section 241 of the General Corporation Law of the State of Delaware:

         FIRST:   The name of the Corporation is:  PARK `N VIEW, INC.

         SECOND: The registered office of the Corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware, 19805. The name of its registered agent at that address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful actor activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of common stock, par value $.001 per share, all of which shall be designated "Common Stock" and 140,010 shares of preferred stock, par value $.01 per share, all of which are designated "Series A Preferred Stock."

         FIFTH: The name and mailing address of the Incorporator is James M. O'Connell, 4101 Lake Boone Trail, Suite 400, Raleigh, North Carolina 27606.

         SIXTH: The number of Directors of the Corporation may be specified by the By-Laws. The number of Directors constituting the instant Board of Directors shall be two (2), and the names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until the successors are elected and qualify are:

Name                                                        Address
----                                                        -------
Ian Williams                                                3403 NW 55th Street
                                                            Building 10
                                                            Fort Lauderdale, FL 33309

Daniel O'Connell                                            5133 NW 93 Doral Way
                                                            Miami, FL 33178

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         SEVENTH: In furtherance and not in limitation of the powers conferred by statute but subject to any limitations contained in any Certificate of Designation, the board of directors is expressly authorized:

         (a) to adopt, amend or repeal the By-Laws of the Corporation in such manner and subject to such limitations, if any, as shall be set forth in the By-Laws;

         (b) to allot and authorized the issuance of the authorized but unissued shares of the Corporation, including the declaration of dividends payable in shares of any class to stockholders of any class;

         (c) (i) with respect to the authorized shares of Preferred Stock, the board of directors is expressly authorized, from time to time, (1) to fix the number of shares of one or more series thereof; (2) to determine the designation of any such series; (3) to determine or alter, without limitation or restriction, the right, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series including, without limitation, dividend rights, conversion rights, redemption privileges, and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the Delaware Statute; and (4) within the limits or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series of such class subsequent to the issue of shares of that series,
(5) to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to any other series of Preferred Stock.

         The amendment of the terms of any certificate of designation of any series of the Corporation's Preferred Stock of which shares are outstanding shall require only (i) that the Corporation's board of directors adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the holders of such series of Preferred Stock for consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of stockholders by the holders of such series of Preferred Stock (in either event, subject to the ability of such holders to act by written consent in lieu of voting at a meeting), and (ii) that the holders of sixty-six and two thirds percent (66 2/3%) (or such greater number as may be required by the certificate of designations of such series) of the outstanding shares of such series of Preferred Stock have voted in favor of the amendment. Except for holders of a series of Preferred Stock the terms of which are being amended, no holder of Common Stock and no holder of any series of Preferred Stock shall be entitled to vote upon such amendment unless the rights of such holders would be adversely affected by such amendment or such vote shall otherwise be required by law or by any certificate of designation of any series of Preferred Stock.

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         (ii) with respect to Common Stock, (1) Voting. Each holder of shares of
Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote. In any election of directors, no holder of shares of Common Stock shall be entitled to cumulate his or her votes by giving one candidate more than one vote per share.

         (2) Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other. In the event any dividend is paid on all shares of Common Stock, the same dividend shall be paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

         (d) to exercise all of the powers of the Corporation, insofar as the same may lawfully be vested by this certificate in the board of directors.

         EIGHTH: That thereafter by a written consent of the requisite stockholders of the Corporation any amendment was approved and adopted by the stockholders of the Corporation.

         NINTH: That any said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

         TENTH: If the Corporation has outstanding Preferred Stock which is then in default on its obligations to pay dividends thereon or to redeem such Preferred Stock, the primary duty of the directors of the Corporation shall be to cause the Corporation to take such actions as may be necessary in order to pay such dividends and make such redemption.

         ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that to the extent required by the provisions of
Section 102(b)(7) of the General Corporation Law of the State of Delaware or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to authorized the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this paragraph ELEVENTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect

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any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         The Board of Directors of the Corporation has, by unanimous written consent, authorized the filing of this Amended and Restated Certificate of Incorporation in compliance with Section 245 & 241(b) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of October, 1995.

                                                     /s/ Ian Williams
                                                     --------------------------
                                                     Ian Williams, President


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